                     FIRST AMENDMENT TO CREDIT AGREEMENT

   THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is dated as of October 5, 1994, and is between BEST BUY CO., INC., a Minnesota corporation (the "Company"), the lenders party to the Credit Agreement, as hereinafter defined (such lenders being hereinafter sometimes referred to, collectively, as the "Banks"), and FIRST BANK NATIONAL ASSOCIATION, as agent for the Banks (in such capacity, the "Agent").

   WITNESSETH THAT:

   WHEREAS, the Company, the Banks and the Agent are parties to a Credit Agreement dated as of July 29, 1994 (the "Credit Agreement"); and

   WHEREAS, the Company, the Banks and the Agent have agreed to amend the Credit Agreement as provided herein.

   NOW, THEREFORE, the parties hereto agree as follows:

   1. CERTAIN DEFINED TERMS. Each capitalized term used herein without being defined that is defined in the Credit Agreement shall have the meaning given to it in the Credit Agreement.

   2. AMENDMENTS TO CREDIT AGREEMENT. The Credit Agreement is amended as follows:

       (a) the following definitions in Section 1.01 are restated in their entirety to read as follows:

            "BORROWING BASE": as of a date of determination, 71 43/100% of the sum

               (a) 55% of the lower of: (i) cost (as determined on a first-in, first-out basis) of Eligible Inventory LESS (A) the amount of Indebtedness of the Company secured by Liens on inventory and (B) the amount accrued for losses due to missing inventory (shrink accrual) or (ii) market value of Eligible Inventory LESS (A) the amount of Indebtedness of the Company secured by Liens on inventory and (B) the amount accrued for losses due to missing inventory (shrink accrual); and

               (b) 40% of the lower of: (i) cost (as determined on a first-in, first-out basis) of Eligible Close-Out Inventory LESS amounts accrued for price reduction on inventory (markdown reserve) or (ii) market value of Eligible Close-Out Inventory LESS amounts accrued for price reduction on inventory (markdown reserve),

       MINUS (i) the amount of any unsecured Indebtedness incurred by the Company pursuant to Section 5.13(g) and (ii) $30,000,000.

            "INTEREST COVERAGE RATIO": for any period of determination, the ratio of (i) the sum of (A) Earnings Before Interest, Income Taxes and Depreciation, (B) Rental and Lease Expense, and (C) the amount, if any, by which distributions made by Best Buy Capital in respect of the MIPS are deducted in determining the consolidated net income of the Company and are not reflected in the consolidated net interest expense of the Company, as set forth in the financial statements of the Company delivered hereunder, to (ii) the sum of (x) Rental and Lease Expense,
       (y) consolidated net interest expense of the Company and its Subsidiaries, as included in the Company's financial statements referred to in Section 4.05 and 5.01, and (z) the amount, if any, by which distributions made by Best Buy Capital in respect of the MIPS are not reflected in the consolidated net interest expense of the Company, as set forth in the financial statements delivered hereunder.

            "LEVERAGE RATIO": at any date of determination, the ratio of (a) the Indebtedness of the Company and its Subsidiaries, excluding the Indebtedness evidenced by the MIPS Debenture, MINUS the sum of cash and Investments with a maturity of less than one year of the type permitted pursuant to Section 5.14(c) of the Company and its Subsidiaries, as set forth in the Borrower's consolidated balance sheet under the item "Cash and Cash Equivalents," to (b) Tangible Net Worth, in all cases as set forth in the Company's financial statements referenced to in Section
       4.05 and 5.01.

            "RESTRICTED PAYMENTS": with respect to any Person, collectively, all dividend or other distributions of any nature (cash, securities (other than common stock of such Person), assets or otherwise), and all payments on, any class of equity securities (including, without limitation, warrants, options or rights therefor) issued by such Person or any of its Subsidiaries, whether such securities are authorized or outstanding on the Signing Date or at any time thereafter, including, with respect to the Company, any payments made by the Company (other than scheduled or deferred payments of principal and interest under the MIPS Debenture) in respect of the MIPS.

            "TANGIBLE NET WORTH": as of any date of determination, the sum of the amounts set forth on the consolidated balance sheet of the Company as the sum of the common stock, preferred stock, additional paid-in capital and retained earnings of the Company (excluding treasury stock), less the book value of all assets of the Company and its Subsidiaries that would be treated as intangibles under GAAP, including, without limitation, all such items as goodwill, trademarks, trade names, service marks, copyrights, patents, licenses, unamortized debt discount and expenses and the excess of the purchase price of the assets of any business acquired by the Company or any Subsidiary over the book value of such assets, and less the book value of the interests of the holders of the MIPS to the extent otherwise included therein.

       (b) the following definitions are added to Section 1.01 in the appropriate alphabetical order:

            "BBC":  BBC Property Co., a Minnesota corporation.

            "BEST BUY CAPITAL": Best Buy Capital, L.P., a Delware limited partnership.

            "MIPS": the Monthly Income Preferred Securities of Best Buy Capital, containing substantially the terms described in the Company's Form S-3 Registration Statement filed with the Securities Exchange Commission on September 30, 1994, provided there are no material changes to the terms of the MIPS or the MIPS Debenture unless such changes are approved by the Majority Banks.

            "MIPS DEBENTURE": the debenture issued by Best Buy to Best Buy Capital to evidence Best Buy's obligations to Best Buy Capital in respect of a loan from Best Buy Capital to Best Buy in an amount equal to the net proceeds of the issuance and sale of MIPS.

       (c) Section 5.14 is amended to delete the word "and" at the end of subsection (e) thereof, to delete the period at the end of subsection (f) thereof and substitute a semicolon therefor, and to add the following after subsection (f) thereof:

            (g)  Investments in BBC in an amount not to exceed $1,000,000;

            (h) Investments in Best Buy Capital, provided that Best Buy Capital engages in no activities other than the issuance of MIPS and the lending of the proceeds thereof, together with all or any part of such Investments, to the Company.

   (d)  Section 5.15 is restated in its entirety to read as follows:

        Section 5.15 GUARANTEES. Not, and not permit any Subsidiary to, be or become liable on any Guarantee, except Guarantees existing on the Signing Date and described in Schedule 5.15, Guarantees of the obligations of BBC to Conquest under the proposed lease agreement between Conquest, as lessor, and BBC, as lessee, relating to certain real property used or to be used in the Company's business, and a subordinated Guaranty by the Company of certain obligations of Best Buy Capital in respect of the MIPS; PROVIDED, that the Company may not amend or cancel the subordination provisions thereof.

   (e)  Section 5.26 is restated in its entirety to read as follows:

        Section 5.26 NEGATIVE PLEDGES. Not, and not permit any Subsidiary to, enter into any agreement, bond, note or other instrument for the benefit of any Person other than the Agent and the Banks that would (a) prohibit the Company or such Subsidiary from granting or otherwise limit the ability of the Company or such Subsidiary to grant, any Lien on any of its property to the Agent, for the benefit of the Banks, or to lenders providing credit facilities to replace the Commitments or refinance the Obligations, except limitations created in agreements creating Liens on, and applicable only to, property on which a Lien is granted by the Company as permitted in Sections 5.12(e), (f) or (g), or (b) require the Company or such Subsidiary to grant a Lien to any other Person if the Borrower or such Subsidiary grants Liens to the Agent, for the benefit of the Banks, or to lenders providing credit facilities to replace the Commitments or refinance the Obligations, except for any such requirement for the benefit of Conquest, provided (i) such requirement is for the grant of an equal and ratable or junior Lien for the benefit of Conquest on the property subject to a Lien in favor of the Agent or such replacement lenders, (ii) such Lien will secure only the amount by which the liability of BBC to Conquest under the Lease Agreement dated as of August 25, 1994 between Conquest and BBC and the Agreement for Lease dated as of August 25, 1994 between Conquest and BBC exceeds the amount realized by Conquest from the disposition of real property owned by Conquest and leased to BBC pursuant to such Lease Agreement, or eligible to be so leased pursuant to such Agreement for Lease, and (iii) the sum of (A) the amount of Conquest's Indebtedness and (B) all capital contributions to Conquest does not at any time exceed $155,000,000.

       (f) Exhibit A to the Credit Agreement is deleted, and Exhibit A hereto is substituted therefor.

   3. MIPS DEBENTURE. The Banks and the Company hereby agrees that the MIPS Debenture, when issued, shall constitute Subordinated Indebtedness for purposes of the Credit Agreement, provided that there are no material changes to the terms of the MIPS or the MIPS Debenture as set forth in the Company's Form S-3 Registration Statement filed with the Securities Exchange Commission on September 30, 1994, unless such changes are approved by the Majority Banks.

   4. EFFECTIVENESS OF AMENDMENT. This Amendment shall be deemed effective as of the date first above written, but only upon delivery to the Agent of this Amendment duly executed by the parties hereto, and when each of the following conditions precedent has been satisified:

       (a) no material action, suit or proceeding (including without limitation, any inquiry or investigation) shall be pending or threatened with respect to the Company that could have a material adverse affect on the Company;

       (b) no material adverse change in the business assets, financial condition or prospects of the Company shall have occurred since February 26, 1994;

       (c)  payment shall have been made to, and received by, the Agent of
   (i) an amendment fee in the amount of $50,000, for distribution to the Banks in accordance with their respective Pro Rata Shares, and (ii) all other amounts payable to the Agent under the Credit Agreement or this Amendment, including, without limitation, all expenses of the Agent and the fees and expenses of counsel to the Agent incurred on or prior to the effective date of this Amendment, in the amounts requested by the Agent;

       (d) the representations and warranties contained in Article IV of the Credit Agreement, as amended hereby, are correct on and as of the effective date of this Amendment as though made on and as of such date; and

       (e) no Event of Default or Default has occurred and is continuing, or would result from the execution and delivery of this Amendment or the consummation of the transactions contemplated hereby.

   5. ACKNOWLEDGEMENT. The Banks and the Company each acknowledge that, as amended hereby, the Credit Agreement, as amended by this Amendment, remains in full force and effect with respect to the Company, the Banks and the Agent. The Company confirms and acknowledges that it will continue to comply with the covenants set out in the Credit Agreement, as amended hereby, and that its representations and warranties set out in the Credit Agreement, as amended hereby, are true and correct as of the date of this Amendment. The Company further represents and warrants that (i) the execution, delivery and performance of this Amendment by the Company is within its corporate powers and has been duly authorized by all necessary corporate action, (ii) this Amendment has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms (subject to limitations as to enforceability which might result from bankruptcy, insolvency or other similar laws affecting creditors' rights generally) and (iii) after giving effect to this Amendment, no Events of Default or events which, with the giving of notice or passage of time, would be an Event of Default, exist under the Credit Agreement.

   6. COUNTERPARTS. This Amendment may be signed by the parties hereto on different counterparts with the same effect as if the signatures hereto were on the same instrument.

   IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Credit Agreement to be executed as of the day and year first above written.

                                       BEST BUY CO., INC.

                                       By   /s/      Robert C. Fox
                                         ---------------------------------------
                                          Its      Sr. Vice President
                                             -----------------------------------

                                       FIRST BANK NATIONAL ASSOCIATION

                                       By   /s/      John Gatzlaff
                                         ---------------------------------------
                                          Its        Vice President
                                             -----------------------------------

                                       Bank One, Dayton, National Association

                                       By
                                         ---------------------------------------
                                          Its
                                             -----------------------------------

                                       THE MITSUBISHI BANK, LIMITED
                                       (CHICAGO BRANCH)

                                       By   /s/         Jeff Arnold
                                         ---------------------------------------
                                          Its          Vice President
                                             -----------------------------------

                                       FIRST UNION NATIONAL BANK OF
                                       NORTH CAROLINA

                                       By   /s/       Mary J. Amatoue
                                         ---------------------------------------
                                          Its     Assistant Vice President
                                             -----------------------------------

                                       THE LONG TERM CREDIT BANK OF
                                       JAPAN, LTD.

                                       By   /s/    Armund J. Schoen, Jr.
                                         ---------------------------------------
                                          Its    Vice President and Deputy
                                                     General Manager
                                             -----------------------------------

                                       THE BANK OF NOVA SCOTIA

                                       By   /s/         F.C.H. Ashby
                                         ---------------------------------------
                                          Its   Senior Manager Loan Operations
                                             -----------------------------------

                                       YASUDA TRUST AND BANKING CO.,
                                       LTD.

                                       By   /s/       Joseph C. Meek
                                         ---------------------------------------
                                          Its     Vice President & Manager
                                             -----------------------------------

                                       THE BANK OF TOKYO, LTD.
                                       CHICAGO BRANCH

                                       By   /s/       Joseph P. Howard
                                         ---------------------------------------
                                          Its          Vice President
                                             -----------------------------------

                                       THE DAIWA BANK, LIMITED

                                       By   /s/      Jon W. Howard, Jr.
                                         ---------------------------------------
                                          Its          Vice President
                                             -----------------------------------

                                       And  /s/      Doug Pidvil
                                          --------------------------------------
                                          Its          Vice President
                                             -----------------------------------

                                       CREDIT LYONNAIS CHICAGO BRANCH

                                       By   /s/         Marcus Katz
                                         ---------------------------------------
                                          Its          Vice President
                                             -----------------------------------

                                       CREDIT LYONNAIS CAYMAN ISLAND
                                       BRANCH

                                       By   /s/         Marcus Katz
                                         ---------------------------------------
                                          Its       Authorized Signature
                                             -----------------------------------

                                       MERCANTILE BANK OF ST. LOUIS
                                       NATIONAL ASSOCIATION

                                       By   /s/        Edward Cheney
                                         ---------------------------------------
                                          Its          Vice President
                                             -----------------------------------

                                       COMERICA BANK

                                       By
                                         ---------------------------------------
                                          Its
                                             -----------------------------------

                                       TRUST COMPANY BANK

                                       By
                                         ---------------------------------------
                                          Its
                                             -----------------------------------

                                       And
                                          --------------------------------------
                                          Its
                                             -----------------------------------

                                       WELLS FARGO BANK

                                       By   /s/      Laila S. Partridge
                                         ---------------------------------------
                                          Its          Vice President
                                             -----------------------------------

                                       BANK OF AMERICA ILLINOIS

                                       By   /s/      Patricia De Goode
                                         ---------------------------------------
                                          Its        Authorized Officer
                                             -----------------------------------